     As filed with the Securities and Exchange Commission on June 13, 2001
                                                    Registration No. ___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                             SIMPLEX SOLUTIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                  ------------

                  DELAWARE                                      77-0492528
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                               521 ALMANOR AVENUE
                               SUNNYVALE, CA 94085
                                 (408) 617-6100
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                  ------------
                                 1995 STOCK PLAN
                            2001 INCENTIVE STOCK PLAN
                            (FULL TITLE OF THE PLANS)
                                  ------------
                              PENELOPE A. HERSCHER
                             CHIEF EXECUTIVE OFFICER
                             SIMPLEX SOLUTIONS, INC.
                               521 ALMANOR AVENUE
                               SUNNYVALE, CA 94085
                                 (408) 617-6100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                                  ------------
                                   Copies to:
                             ROBERT D. SANCHEZ, ESQ.
           WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION
                             7927 JONES BRANCH DRIVE
                           LANCASTER BUILDING WESTPARK
                                    SUITE 400
                           MCLEAN, VIRGINIA 22102-3322
                                  ------------
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                          PROPOSED               PROPOSED
                                                   AMOUNT                  MAXIMUM                MAXIMUM             AMOUNT OF
         TITLE OF SECURITIES TO                    TO BE               OFFERING PRICE            AGGREGATE           REGISTRATION
             BE REGISTERED                     REGISTERED(1)              PER SHARE           OFFERING PRICE             FEE
----------------------------------------- ------------------------- ---------------------- ---------------------- -----------------
Common  Stock,  $0.001 par value,  to be
issued  pursuant  to the 2001  Incentive
Stock Plan............................           2,389,849                 $22.855(2)          $54,619,998.89       $13,655.00(4)

Common  Stock,  $0.001 par value,  to be
issued pursuant to the 1995 Stock Plan           2,737,222                  $7.841(3)          $21,462,557.70        $5,365.64(5)
===================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the 2001 Incentive Stock Plan and 1995 Stock Plan described herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without Registrant's receipt of consideration that results in an increase in the number of Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $22.855 per share, which was the average of the high and low per share prices of Registrant's Common Stock, quoted by the Nasdaq National Market System on July 9, 2001.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the weighted average of the outstanding options as of July 12, 2001.

(4) Computed in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended, to be $13,655.00, which is equal to .00025 multiplied by the proposed maximum aggregate offering price of $54,619,998.89.

(5) Computed in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended, to be $5,365.64, which is equal to .00025 multiplied by the proposed maximum aggregate offering price of $21,462,557.70.

================================================================================

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Simplex Solutions, Inc. (the
"Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     1. Registrant's prospectus filed pursuant to Section 424(b) of the Securities Act of 1933, as amended, on May 2, 2001 (File No. 333-45504); and

     2. the description of Registrant's common stock set forth in Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended, including any amendment or report filed with the Commission for the purpose of updating this description.

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the securities being registered by this Registration Statement are being passed upon for Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this Registration Statement, WS Investments, an investment partnership composed of some current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, including Larry W. Sonsini and Robert D. Sanchez, will beneficially own a total of 21,121 shares of Registrant's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As   permitted by Section 145 of the Delaware General Corporation Law,
Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care to the Company or its stockholders. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the certificate of incorporation of Registrant provides, inter alia, that each person who is made a party or is threatened to be made a party to or otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company, or while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, is authorized to be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee's heirs, executors and administrators; provided, however, that, except with respect to the proceedings brought by an indemnitee to enforce rights to indemnification (subject to certain restrictions and as more fully described in Registrant's certificate of incorporation), the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in Registrant's certificate of incorporation includes the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition; provided, however, that, if and to the extent that the Delaware General Corporation Law requires, such an advancement of expenses incurred by an indemnitee in his or her capacity in which service was or is rendered by such indemnitee, including, without limitation, service with respect to an employee benefit plan, shall be made only upon delivery to the Company of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under the Company's certificate of incorporation or otherwise.

     Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, such indemnity agreements provide that directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of Registrant, on account of their services as directors or executive officers of Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of Registrant. Pursuant to the indemnity agreements, the Company will not be obligated to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under such indemnity agreement, the Company's certificate of incorporation, Bylaws or any statute or law, or as otherwise required under
Section 145 of the Delaware General Corporation Law. Also under the indemnity agreements, the Company is not obligated to indemnify the indemnified party for
(i) any expenses incurred by the indemnified party with respect to any proceedings instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceedings was not made in good faith or was frivolous, (ii) acts, omissions or transactions on the part of the indemnified party from which such party may not be relieved of liability under applicable law or (iii) expenses and the payment of profits arising from the purchase and sale by the indemnified party of securities in violation of Section 16(b) of the Securities and Exchange Act of 1934, as amended, or any similar or successor statute.

     The indemnification provisions in the certificate of incorporation and the indemnification agreements entered into between Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of Registrant's officers and directors for liabilities arising under the Securities Act of 1933, as amended.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

   Exhibit
   Number                          Description
   ------                          -----------
    4.1*     2001 Incentive Stock Plan
    4.2*     1995 Stock Plan
    5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
   23.1      Consent of PricewaterhouseCoopers LLP
   23.2      Consent of Wilson Sonsini Goodrich & Rosati,  Professional  Corporation (contained in Exhibit
               5.1 to this Registration Statement)
   24.1      Power of attorney (contained on signature pages of this Registration Statement)

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-45504), as amended, declared effective by the Securities and Exchange Commission on May 1, 2001.


ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 13th day of July, 2001.

                                SIMPLEX SOLUTIONS, INC.


                                By: /s/ Penelope A. Herscher
                                   --------------------------------------------
                                    Penelope A. Herscher
                                    Chief Executive Officer and Chairman of the
                                    Board of Directors

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Penelope
A. Herscher and Luis P. Buhler, jointly and severally, his or her attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                          Title                                 Date
---------------------------------------------- --------------------------------------------------- ---------------------

        /s/ Penelope A. Herscher                Chief Executive Officer and Chairman of the Board     July 13, 2001
---------------------------------------------   of Directors (Principal Executive Officer)
            Penelope A. Herscher

            /s/ Aki Fujimura
---------------------------------------------   President, Chief Operating Officer and Director       July 13, 2001
                Aki Fujimura

          /s/ Luis P. Buhler                    Chief Financial Officer
---------------------------------------------   (Principal Financial and Accounting Officer)          July 13, 2001
              Luis P. Buhler

         /s/ Joseph B. Costello
---------------------------------------------
             Joseph B. Costello                                     Director                          July 13, 2001

        /s/ Harvey C. Jones, Jr.
---------------------------------------------
            Harvey C. Jones, Jr.                                    Director                          July 13, 2001

        /s/ F. Gibson Myers, Jr.
---------------------------------------------
            F. Gibson Myers, Jr.                                    Director                          July 13, 2001

                  Signature                                          Title                                 Date
---------------------------------------------- --------------------------------------------------- ---------------------
          /s/ A. Richard Newton
---------------------------------------------
              A. Richard Newton                                     Director                          July 13, 2001

          /s/ Larry W. Sonsini
---------------------------------------------
              Larry W. Sonsini                                      Director                          July 13, 2001


                               INDEX TO EXHIBITS

   Exhibit
   Number                          Description
   ------                          -----------
    4.1*     2001 Incentive Stock Plan
    4.2*     1995 Stock Plan
    5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
   23.1      Consent of PricewaterhouseCoopers LLP
   23.2      Consent of Wilson Sonsini Goodrich & Rosati,  Professional  Corporation (contained in Exhibit
               5.1 to this Registration Statement)
   24.1      Power of attorney (contained on signature pages of this Registration Statement)

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-45504), as amended, declared effective by the Securities and Exchange Commission on May 1, 2001.